AMENDMENT NO. 6
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of February 6, 2013, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc., (the “Adviser”), on behalf of AIM Sector Funds (Invesco Sector Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the Trust desires to amend the Agreement to change the name if Invesco Utilities Fund to Invesco Dividend Income Fund
     NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Energy Fund
Invesco Gold & Precious Metals Fund
Invesco Leisure Fund
Invesco Technology Fund
Invesco Dividend Income Fund
Invesco Technology Sector Fund
Invesco American Value Fund
Invesco Comstock Fund
Invesco Mid Cap Growth Fund
Invesco Small Cap Value Fund
Invesco Value Opportunities Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD. Sub-Adviser
By:	/s/ David C. Warren
Name:	David C. Warren
Title:	EVP & CFO

By:	/s/ Harsh Damani
Name:	Harsh Damani
Title:	SVP, Fund Administration, CFO, Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ J. Langewand /s/ Christian Puschmann
Name:	J. Langewand Christian Puschmann
Title:	MD MD

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Graeme Proudfoot
Name:	Graeme Proudfoot
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Nick Burrell /s/ Mick O’Brien
Name:	Nick Burrell Mick O’Brien
Title:	Company Secretary CEO

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Anna Tong /s/ Tammy Lee
Name:	Anna Tong Tammy Lee
Title:	Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey Kupor
Name:	Jeffrey Kupor
Title:	Secretary & General Counsel

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